                                                                 EXHIBIT 3.18(f)
                                                                        3736 275
                                                                         7-17-95

            ARTICLES OF AMENDMENT
                              OF
            PHH DEUTSCHLAND, INC.
            CHANGING ITS NAME TO:
            PHH VEHICLE MANAGEMENT SERVICES (DEUTSCHLAND)
            CORPORATION

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND JULY 17, 1995 AT 9:37 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                              --------------------

    ORGANIZATION AND                RECORDING               SPECIAL
CAPITALIZATION FEE PAID             FEE PAID                FEE PAID

$                               $           20.00      $
----------------------           ----------------       ----------------------

                              --------------------
                                    D1921337

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

            SHARON CURLEY
            11333 MCCORMICK ROAD
            HUNT VALLEY       MD 21031

                                                         01703098273

--------------------------------------------------------------------------------

                               STATE OF MARYLAND

                                                                        A 493470

This certifies that this is a true and correct copy of the [ILLEGIBLE].

[SEAL OF THE STATE DEPARTMENT OF ASSESSMENT AND TAXATION OF MARYLAND]

June 24, 1999

BY: /s/ Darla D. Simms, Custodian

This stamp replaces our previous certification system. Effective:

                    RECORDED IN THE RECORDS OF THE
                    STATE DEPARTMENT OF ASSESSMENT
                    AND TAXATION OF MARYLAND IN LIBER, FOLIO

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

                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                           AND TAXATION
                                                       APPROVED FOR RECORD
                                                         7-17-95 at 9:37

                                                             RECEIVED

                                                         95 JUL 17 A9:37

                             PHH DEUTSCHLAND, INC.

                             ARTICLES OF AMENDMENT

      PHH Deutschland, Inc. a Maryland corporation, having its principal office at 11333 McCormick Road, Hunt Valley, Maryland 21031 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

      FIRST: The Charter of the Corporation is hereby amended by striking in their entirety Articles SECOND and THIRD and by substituting in lieu thereof the following:

      "SECOND: The name of the Corporation (which is hereinafter referred to as the "Corporation") is PHH Vehicle Management Services (Deutschland) Corporation.

      "THIRD: The purposes for which the Corporation is formed are:

      (1) To engage in the business of operation and management of vehicle acquisition, disposal, leasing, maintenance and cost control programs.

      (2) To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

SECOND: By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing amendment and by written informal action unanimously taken by the stockholder of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the stockholder of the Corporation duly approved said amendment.

                                                                RECEIVED
                                                            95 JUL 14 92:33

      IN WITNESS WHEREOF, PHH Deutschland, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 13th day of July 1995, and its Vice President acknowledges that these Articles of Amendment are the act and deed of PHH Deutschland, Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                   PHH Deutschland, Inc.


By: /s/ Gordon W. Priest, Jr.             By: /s/ Samuel H. Wright
    -------------------------------           -------------------------------
    Gordon W. Priest, Jr.                     Samuel H. Wright
    Assistant Secretary                       Vice President